EXHIBIT 99.1

Pain Therapeutics Reviews Mid-Year Progress, Reports Second Quarter 2009 Financial Results

    -  Hemophilia and Melanoma Data Expected by Year End -

  -  Net Loss for the Quarter Ended June 30, 2009 was $34,000 -

  - $182.2 Million of Cash, or $4.33 Cash per Share, No Debt as
                           of June 30, 2009 -

SAN MATEO, Calif., Aug. 4, 2009 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE), a biopharmaceutical company, today reviewed mid-year progress with its drug candidates and reported financial results for the quarter ended June 30, 2009.

"2009 is shaping up to be a year of significant progress across our entire business," said Remi Barbier, President and Chief Executive Officer of Pain Therapeutics. "By year end 2009, we expect to announce top-line results from on-going studies with our drug candidates in two important disease areas - hemophilia and melanoma. Financially, we remain committed to a strong balance sheet and a modest cash burn rate, while we wait for King Pharmaceuticals, Inc., our commercial partner on abuse-resistant pain medications, to re-submit the NDA for Remoxy(r) in 2010."

Net loss for the quarter ended June 30, 2009 was $34,000, or $0.00 per share, compared to net loss of $1.0 million, or $0.02 per share, for the second quarter of 2008. Net loss for the six months ended June 30, 2009 was $1.9 million, or $0.04 per share, compared to net income of $1.5 million, or $0.04 per share, for the six months ended June 30, 2008.

Pain Therapeutics had cash, cash equivalents and marketable securities of $182.2 million, or about $4.33 cash per share, and no debt as of June 30, 2009.

Remoxy Remains Top Priority

Pain Therapeutics remains committed to the regulatory success of Remoxy, our lead drug candidate. Remoxy is a strong painkiller with a unique formulation designed to reduce potential risks of unintended use. We are developing Remoxy, and other abuse-resistant painkillers, with King Pharmaceuticals, Inc. We believe Remoxy represents the rare combination of a well-partnered, late-stage drug asset with a unique profile, and whose clinical efficacy has been substantially de-risked.

  *  Pursuant to the terms of a strategic alliance, King funds all development expenses incurred by us for Remoxy and three other abuse-resistant pain medications.

  *  From 2005 to 2008, we and King jointly managed a Phase III clinical program and a New Drug Application (NDA) for Remoxy.
     In mid-2008, the U.S. Food and Drug Administration (FDA)
     accepted the Remoxy NDA with Priority Review.

  *  In December 2008, we received from the FDA a Complete
     Response Letter which indicated additional non-clinical data is required to support the approval of Remoxy.  The FDA has not requested or recommended additional clinical efficacy
     studies prior to approval.

  *  In March 2009, King assumed sole responsibility for the regulatory approval of Remoxy.  This shift of responsibility does not change the economic terms of our strategic alliance with King.

  *  In July 2009, King met with the FDA to discuss Remoxy.  As a result of this meeting, King anticipates a resubmission
     of the Remoxy NDA in 2010.

  *  Upon FDA approval of Remoxy, we will receive from King a
     $15.0 million cash milestone payment and a running royalty equal to 20% of net sales of drugs developed under this
     strategic alliance, except as to the first $1.0 billion in cumulative net sales, which royalty is set at 15%.

Broad Commitment to Biotechnology

Our corporate strategy is to spend carefully but to keep innovation at the top of our agenda. We are making disciplined investments focused on advancing novel drugs in two important disease areas - hemophilia and melanoma. We own all commercial rights to our novel drug candidates. We expect to announce new data in both disease areas by year end 2009.

  *  A radio-labeled monoclonal antibody program, developed at
     Albert Einstein College of Medicine, is aimed at treating
     patients with late-stage (metastatic) melanoma.  This drug is called PTI-188.

  *  In 2008, we completed a first-in-man clinical study with
     PTI-188.  In this study, researchers in Israel administered
     PTI-188 to 12 patients diagnosed with metastatic melanoma.
     Encouraging data were observed, and later published at the
     2008 Meeting of the Society for Nuclear Medicine.

  *  In May 2009, we announced the initiation of a new Phase I study in metastatic melanoma in Israel using PTI-188. This study is on-going.  Thus far, researchers have treated two cohorts of patients. We expect to enroll a third cohort of patients in this study by year end 2009.

  *  We have a gene transfer program, developed at Stanford
     University, aimed at correcting an underlying genetic defect in patients with hemophilia.  Importantly, no viral vector is utilized.  We expect to complete a significant pre-clinical study with this technology by year end 2009.

Second Quarter Financial Results

  *  Collaboration revenue for Q2 2009 was $2.6 million, compared to $7.0 million for Q2 2008 and reflects reimbursement of
     our development expenses under our strategic alliance with
     King.

  *  Research and development expenses for Q2 2009 decreased to
     $5.1 million from $11.2 million for Q2 2008.  This decrease was mostly due to decreased spending for Remoxy and the other abuse-resistant product candidates under our strategic
     alliance with King.  Research and development expenses
     included non-cash stock-related compensation costs of $0.9 million for Q2 2009 and $1.0 million for Q2 2008.

  *  General and administrative expenses for Q2 2009 decreased to $1.4 million from $1.9 million for Q2 2008.  This decrease was mostly due to lower operating costs. General and
     administrative expenses included non-cash stock-related
     compensation costs of $0.7 million for each of Q2 2009
     and Q2 2008.

  *  Interest income for Q2 2009 decreased to $0.2 million from
     $1.5 million in Q2 2008.  This decrease was due to decreases in interest rates on our investments in marketable securities.

Updated 2009 Financial Guidance

This section contains forward-looking guidance about the financial outlook for Pain Therapeutics, Inc.

We are updating financial guidance for the full year 2009. Based primarily on decreases in interest rates on our investments in marketable securities, we believe our net cash requirements for the full year 2009 will be about $12 million, up from previous estimates of $10 to $11 million.

"We continue to invest in the growth of our biotech pipeline, while recognizing the need to balance these investments with respect to our financial profile," said Pete Roddy, Vice President and Chief Financial Officer of Pain Therapeutics.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a biopharmaceutical company that develops novel drugs. Our lead drug candidate, Remoxy(r), is a strong painkiller with a unique formulation designed to reduce potential risks of unintended use. We are also developing novel drugs in the area of hematology/oncology. We have in clinical development a monoclonal antibody to treat metastatic melanoma, a deadly form of skin cancer. We also have in pre-clinical development a drug to treat hemophilia, a genetic disorder in which patients are unable to stop bleeding. The FDA has not approved any of our drug candidates for commercial sale.

For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the timing of King's resubmission of the NDA for Remoxy in 2010; the cash requirements of the Company for 2009 and expected uses of such cash; expected timing of commencement or completion of clinical trials and non-clinical studies; and the Company's expected receipt and recognition of collaboration revenue, including reimbursement of the Company's ongoing development activities under the collaboration with King. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing and pursuit of regulatory approval of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), the uncertainty of patent protection for the Company's intellectual property or trade secrets, unanticipated additional research and development and other costs and the timing and receipt of funds from the Company's commercial partner, the potential for abuse resistant pain medications to be developed by competitors and potential competitors to the Company. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

                         PAIN THERAPEUTICS, INC.
                 CONDENSED STATEMENTS OF OPERATIONS
              (in thousands, except per share amounts)
                              (Unaudited)

                               Three Months             Six Months
                               Ended June 30,          Ended June 30,
                             ------------------     ------------------
                               2009       2008        2009      2008
                             -------    -------     -------   --------
 Revenue
   Collaboration revenue     $ 2,649    $ 6,960     $ 5,897   $ 18,012
   Program fee revenue         3,587      3,587       7,174      7,174
                             -------    -------     -------   --------
     Total revenue             6,236     10,547      13,071     25,186
 Operating expenses
   Research and development    5,090     11,215      12,726     23,699
   General and
    administrative             1,414      1,896       3,145      3,716
                             -------    -------     -------   --------
     Total operating
      expenses                 6,504     13,111      15,871     27,415
                             -------    -------     -------   --------
 Operating loss                 (268)    (2,564)     (2,800)    (2,229)
 Interest income                 233      1,539         620      3,774
                             -------    -------     -------   --------
 Income (loss) before
  benefit from income tax        (35)    (1,025)     (2,180)     1,545
 Benefit from income taxes        (1)        --        (322)        --
                             -------    -------     -------   --------
 Net income (loss)           $   (34)   $(1,025)    $(1,858)  $  1,545
                             =======    =======     =======   ========

 Net income (loss) per share
   Basic                     $ (0.00)   $ (0.02)    $ (0.04)  $   0.04
                             =======    =======     =======   ========
   Diluted                   $ (0.00)   $ (0.02)    $ (0.04)  $   0.04
                             =======    =======     =======   ========
 Weighted-average
  shares used in
  computing net income
  (loss) per share
   Basic                      42,137     41,579      42,114     42,714
                             =======    =======     =======   ========
   Diluted                    42,137     41,579      42,114     43,974
                             =======    =======     =======   ========

                              CONDENSED BALANCE SHEETS

                                                   June 30,   Dec. 31,
                                                     2009     2008 (1)
                                                  ---------  ---------
                                                 (Unaudited)
 Assets
 Current assets
   Cash, cash equivalents and marketable
    securities                                    $ 182,217  $ 190,095
   Other current assets                               2,038        541
                                                  ---------  ---------
     Total current assets                           184,255    190,636
 Non-current assets
   Property and equipment, net                          641        774
   Other assets                                       1,420      2,026
                                                  ---------  ---------
     Total assets                                 $ 186,316  $ 193,436
                                                  =========  =========

 Liabilities and stockholders' equity
 Current liabilities
   Accounts payable and accrued development
    expense                                         $ 1,466    $ 3,245
   Deferred program fee revenue - current
    portion                                          14,348     14,348
   Other accrued liabilities                          2,255      2,521
                                                  ---------  ---------
   Total current liabilities                         18,069     20,114
 Non-current liabilities
   Deferred program fee revenue - non-current
    portion                                          60,980     68,154
   Other liabilities                                  1,414        882
                                                  ---------  ---------
     Total liabilities                               80,463     89,150
                                                  ---------  ---------
 Stockholders' equity
   Common stock                                          42         42
   Additional paid-in-capital                       221,672    218,021
   Accumulated other comprehensive income                99        325
   Accumulated deficit                             (115,960)  (114,102)
                                                  ---------  ---------
     Total stockholders' equity                     105,853    104,286
                                                  ---------  ---------
     Total liabilities and stockholders' equity   $ 186,316  $ 193,436
                                                  =========  =========

 (1) Derived from the Company's annual financial statements as of
     December 31, 2008, included in the Company's Annual Report on
     Form 10-K filed with the Securities and Exchange Commission.

CONTACT: Pain Therapeutics, Inc.
         Judy Ishida, Administrative Manager
         650-645-1924
         IR@paintrials.com